Exhibit 16






LETTER re CHANGE IN CERTIFYING ACCOUNTANT



March 4, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Atlantic Energy, Inc. and Atlantic City Electric Company dated
March 4, 1998.

Yours truly,



/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP
Parsippany, New Jersey
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